Exhibit 99.1

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS THIRD QUARTER 2021 RESULTS

95% of Gross Assets Now Industrial - Marking Substantial Completion of Portfolio Transformation

Increases Common Share Dividend for the Fourth Quarter of 2021 by 11.6%

New York, NY - November 4, 2021 - Lexington Realty Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

•	Recorded Net Income attributable to common shareholders of $5.0 million, or $0.02 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $53.6 million, or $0.19 per diluted common share.
•	Completed 2.6 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 6.5% and 4.7%, respectively.
•	Acquired five warehouse/distribution properties for an aggregate cost of $134.8 million.
•	Commenced development of five warehouse/distribution properties comprising an aggregate of 2.8 million square feet in the Greenville-Spartanburg, South Carolina and Phoenix, Arizona markets.
•	Invested an aggregate of $57.3 million in eight ongoing development projects.
•	Disposed of three non-industrial properties for an aggregate gross disposition price of $35.4 million.
•	Issued $400.0 million aggregate principal amount of 2.375% senior notes due 2031 and redeemed all $188.8 million aggregate principal amount of 4.25% senior notes due 2023.
•	Increased industrial portfolio to 94.9% of gross book value of real estate assets, excluding held for sale assets.

Subsequent Events

•	Acquired three industrial properties for an aggregate cost of $76.4 million.
•	Signed a seven-year lease for entire newly-constructed 908,000 square foot warehouse/distribution facility in Atlanta, Georgia.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, “Through our continued investment activity, we have substantially completed our portfolio transformation to an industrial REIT with approximately 95% of our gross assets now industrial. Tenant demand and market fundamentals continue to be strong as evidenced by our outstanding leasing results and the expansion of our development pipeline. We also increased our dividend significantly, which reflects the quality of our transformed portfolio, our confidence in underlying market rent growth across all our warehouse and distribution markets and commitment to growing distributions to our shareholders.”

FINANCIAL RESULTS

Revenues

For the quarter ended September 30, 2021, total gross revenues were $83.4 million, compared with total gross revenues of $84.5 million for the quarter ended September 30, 2020. The slight decrease is primarily attributable to property sales, partially offset by acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended September 30, 2021, net income attributable to common shareholders was $5.0 million, or $0.02 per diluted share, compared with net income attributable to common shareholders for the quarter ended September 30, 2020 of $40.3 million, or $0.15 per diluted share.

Adjusted Company FFO

For the quarter ended September 30, 2021, LXP generated Adjusted Company FFO of $53.6 million, or $0.19 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2020 of $53.8 million, or $0.19 per diluted share.

Dividends/Distributions

LXP announced that it declared a regular quarterly common share/unit dividend/distribution for the quarter ending December 31, 2021 of $0.12 per common share/unit payable on January 18, 2022 to common shareholders/unitholders of record as of December 31, 2021. This represents an increase of 11.6% from the previous quarterly per common share/unit dividend/distribution and equates to an annualized increase of $0.05 per common share/unit and an annualized dividend/distribution of $0.48 per common share/unit, subject to and assuming future declarations.

LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ending December 31, 2021, which is expected to be paid on February 15, 2022 to shareholders of record as of January 31, 2022.

As previously announced, during the third quarter of 2021, LXP declared a regular quarterly common share/unit dividend/distribution for the quarter ended September 30, 2021 of $0.1075 per common share/unit, which was paid on October 15, 2021 to common shareholders/unitholders of record as of September 30, 2021. LXP also declared a cash dividend of $0.8125 per share on its Series C Preferred for the quarter ended September 30, 2021, which is expected to be paid on November 15, 2021 to Series C Preferred Shareholders of record as of October 29, 2021.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS
Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)(1)	% Leased at Acquisition
Warehouse/distribution	Greenville-Spartanburg, SC	275,400	$29,421	8	100%
Warehouse/distribution	Greenville-Spartanburg, SC	235,600	26,106	9	100%
Warehouse/distribution(2)	Greenville-Spartanburg, SC	195,000	18,394	N/A	—%
Warehouse/distribution	Greenville-Spartanburg, SC	327,360	31,646	5	100%
Warehouse/distribution	Columbus, OH	292,730	29,265	8	100%

		1,326,090	$134,832

(1) Represents the lease term of the primary tenant.

(2) Subsequent to acquisition, property fully leased for 5.5 years.

The above properties were acquired at aggregate weighted-average GAAP and Cash estimated stabilized capitalization rates of 4.9% and 4.6%, respectively. Year to date total 2021 acquisition activity, including development projects placed into service, was $410.6 million at aggregate weighted-average GAAP and Cash estimated stabilized capitalization rates of 5.0% and 4.9%, respectively.

DEVELOPMENT PROJECTS
Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 9/30/2021 ($000)	LXP Amount Funded as of 9/30/2021 ($000)	Estimated Building Completion Date	Approx. Lease Term	% Leased as of 9/30/2021
Consolidated:
Fairburn (87%)(1)(2)	1	Atlanta, GA	907,675	$53,800	$47,551	$43,900	2Q 2021	TBD	—%
KeHE Distributors, BTS (100%)	1	Phoenix, AZ	468,182	72,000	60,044	52,329	4Q 2021	15	100%
Mt. Comfort (80%)(1)	1	Indianapolis, IN	1,053,360	60,300	15,808	9,912	2Q 2022	TBD	—%
Smith Farms (90%)(1)	3	Greenville-Spartanburg, SC	1,939,524	132,800	17,609	13,396	2Q 2022	TBD	—%
Cotton 303 (93%)(1)	2	Phoenix, AZ	880,678	84,200	23,636	20,339	2Q 2022	TBD	—%
Ocala (80%)(1)	1	Central Florida	1,085,280	80,900	21,056	15,093	3Q 2022	TBD	—%
				$484,000	$185,704	$154,969

Non-consolidated:
ETNA Park 70 (90%)(3)	TBD	Columbus, OH	TBD	TBD	$12,857	$13,321	TBD	TBD	—%
ETNA Park 70 East (90%)(3)	TBD	Columbus, OH	TBD	TBD	7,979	8,176	TBD	TBD	—%
					$20,836	$21,497

1.	Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote.
2.	Base building substantially completed during the second quarter of 2021. Property not in service as of September 30, 2021. Subsequent to September 30, 2021, signed a seven-year lease for all 907,675 square feet.
3.	Plans and specifications have not been completed and the estimated square footage, project cost and completion date cannot be determined.

PROPERTY DISPOSITIONS
Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Mission, TX(2)	Office	$10,426	$963	$1,033	July	100%
Venice, FL(2)	Other	19,261	1,744	1,423	July	100%
Baltimore, MD(2)	Other	5,682	305	309	July	100%

		$35,369	$3,012	$2,765
1.	Generally, quarterly period prior to sale, annualized.
2.	Sales price partially satisfied via the redemption of 1,598,906 operating partnership units.

As of September 30, 2021, total consolidated 2021 property disposition volume was $218.8 million and resulted in aggregate weighted-average GAAP and Cash capitalization rates of 7.6% and 7.9%, respectively.

LEASING

	LEASE EXTENSIONS

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Antioch	TN	08/2021	09/2026	67,200
2	Shreveport	LA	03/2022	08/2027	257,849

2	Total industrial lease extensions				325,049

	NEW LEASES

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Monroe	OH	02/2032	143,664
2	Statesville	NC	10/2026	639,800
3	Lakeland(1)	FL	01/2027	68,420
4	Olive Branch	MS	08/2024	1,170,218
5	Kalamazoo	MI	10/2028	9,431
6	Kalamazoo	MI	10/2023	9,981
7	Duncan(1)	SC	01/2027	195,000

7	Total new industrial leases			2,236,514

9	TOTAL NEW AND EXTENDED INDUSTRIAL LEASES			2,561,563

1.	No prior leases. These tenants filled first generation space that was acquired vacant in 2021.

As of September 30, 2021, LXP's Stabilized Portfolio was 98.9% leased. A total of 5.2 million square feet of new and extended leases were entered into during 2021 as of September 30, 2021. Base and Cash Base Rents increased by 12.2% and 6.0%, respectively, for extended industrial leases and by 8.4% and 8.2%, respectively, for new industrial leases (as compared to prior tenants' rent, if any).

BALANCE SHEET/CAPITAL MARKETS

During the third quarter of 2021, LXP issued an aggregate of 4,928,551 common shares, a majority of which were previously sold on a forward basis, and received $55.8 million of aggregate net proceeds. As of September 30, 2021, LXP had an aggregate of $240.5 million under unsettled forward common share sales contracts, including outstanding contracts under its underwritten offering and ATM program, which are subject to adjustment in accordance with the forward sales contracts.

During the third quarter of 2021, LXP issued $400.0 million aggregated principal amount of 2.375% Senior Notes due 2031 at an issuance price of 99.758% of the principal amount. LXP used the net proceeds and cash on hand to fully redeem the $188.8 million aggregate principal amount of 4.25% Senior Notes due 2023 and fully repay the outstanding balance of $215.0 million on the revolving credit facility.

As of September 30, 2021, LXP ended the quarter with net debt to Adjusted EBITDA at 5.4x.

2021 EARNINGS GUIDANCE

LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2021 will be within an expected range of $0.52 to $0.55 per diluted common share.

Additionally, LXP is increasing the low and high end of its Adjusted Company FFO guidance range for the year ended December 31, 2021 by a penny, to a revised range of $0.75 to $0.78 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

THIRD QUARTER 2021 CONFERENCE CALL

LXP will host a conference call today, November 4, 2021, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2021. Interested parties may participate in this conference call by dialing 1-844-200-6205 (U.S.), 1-929-526-1599 (All other locations). Access code is 583435. A replay of the call will be available through April 2, 2022, at 1-866-813-9403 (U.S.), +44-204-525-0658 (All other locations), pin code for all replay numbers is 303560. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on LXP or its tenants from the novel coronavirus (COVID-19); (2) the authorization by LXP's Board of Trustees of future dividend declarations, (3) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2021, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.

References to LXP refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for second generation tenant improvements, and (8) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements, leasing costs and base building work for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Gross revenues:
Rental revenue	$82,353	$83,592	$254,570	$243,421
Other revenue	1,064	922	2,945	3,712
Total gross revenues	83,417	84,514	257,515	247,133
Expense applicable to revenues:
Depreciation and amortization	(45,359)	(40,555)	(130,579)	(120,869)
Property operating	(11,406)	(11,343)	(33,966)	(31,895)
General and administrative	(8,363)	(7,232)	(24,695)	(22,612)
Non-operating income	472	40	953	314
Interest and amortization expense	(12,210)	(13,649)	(35,170)	(42,610)
Debt satisfaction gains (losses), net	(13,222)	17,557	(13,222)	18,950
Impairment charges	(2,048)	(6,175)	(2,048)	(7,792)
Gains on sales of properties	16,122	20,878	104,767	41,876
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	7,403	44,035	123,555	82,495
Provision for income taxes	(270)	(286)	(986)	(1,361)
Equity in earnings (losses) of non-consolidated entities	(75)	(131)	(249)	35
Net income	7,058	43,618	122,320	81,169
Less net income attributable to noncontrolling interests	(420)	(1,714)	(1,962)	(2,245)
Net income attributable to Lexington Realty Trust shareholders	6,638	41,904	120,358	78,924
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(37)	(46)	(170)	(118)
Net income attributable to common shareholders	$5,028	$40,285	$115,470	$74,088

Net income attributable to common shareholders - per common share basic	$0.02	$0.15	$0.42	$0.28
Weighted-average common shares outstanding – basic	278,124,204	274,696,046	276,379,718	264,211,668

Net income attributable to common shareholders - per common share diluted	$0.02	$0.15	$0.41	$0.28
Weighted-average common shares outstanding – diluted	282,048,458	276,022,762	278,581,849	265,446,221

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2021	December 31, 2020

Assets:
Real estate, at cost	$3,721,870	$3,514,564
Real estate - intangible assets	402,365	409,293
Investments in real estate under construction	185,704	75,906
Real estate, gross	4,309,939	3,999,763
Less: accumulated depreciation and amortization	911,410	884,465
Real estate, net	3,398,529	3,115,298
Assets held for sale	30,145	16,530
Right-of-use assets, net	29,067	31,423
Cash and cash equivalents	150,077	178,795
Restricted cash	373	626
Investments in non-consolidated entities	51,021	56,464
Deferred expenses, net	13,289	15,901
Rent receivable – current	1,998	2,899
Rent receivable – deferred	71,317	66,959
Other assets	12,661	8,331
Total assets	$3,758,477	$3,493,226

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$115,633	$136,529
Term loan payable, net	298,320	297,943
Senior notes payable, net	987,590	779,275
Trust preferred securities, net	127,570	127,495
Dividends payable	34,283	35,401
Liabilities held for sale	1,122	790
Operating lease liabilities	30,109	32,515
Accounts payable and other liabilities	59,681	55,208
Accrued interest payable	5,638	6,334
Deferred revenue - including below market leases, net	15,490	17,264
Prepaid rent	14,679	13,335
Total liabilities	1,690,115	1,502,089

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares,
282,638,707 and 277,152,450 shares issued and outstanding in 2021 and 2020, respectively	28	28
Additional paid-in-capital	3,239,850	3,196,315
Accumulated distributions in excess of net income	(1,276,134)	(1,301,726)
Accumulated other comprehensive loss	(10,891)	(17,963)
Total shareholders’ equity	2,046,869	1,970,670
Noncontrolling interests	21,493	20,467
Total equity	2,068,362	1,991,137
Total liabilities and equity	$3,758,477	$3,493,226

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$5,028	$40,285	$115,470	$74,088

Weighted-average number of common shares outstanding - basic	278,124,204	274,696,046	276,379,718	264,211,668

Net income attributable to common shareholders - per common share basic	$0.02	$0.15	$0.42	$0.28

Diluted:
Net income attributable to common shareholders	$5,028	$40,285	$115,470	$74,088

Weighted-average common shares outstanding - basic	278,124,204	274,696,046	276,379,718	264,211,668
Effect of dilutive securities:
Shares issuable under forward sales agreements	2,765,030	—	1,290,968	—
Unvested share-based payment awards and options	1,159,224	1,326,716	911,163	1,234,553
Weighted-average common shares outstanding - diluted	282,048,458	276,022,762	278,581,849	265,446,221

Net income attributable to common shareholders - per common share diluted	$0.02	$0.15	$0.41	$0.28

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$5,028	$40,285	$115,470	$74,088
Adjustments:
Depreciation and amortization	44,652	39,858	128,442	118,605
Impairment charges - real estate	2,048	6,175	2,048	7,792
Noncontrolling interests - OP units	240	1,518	1,391	1,702
Amortization of leasing commissions	707	697	2,137	2,264
Joint venture and noncontrolling interest adjustment	2,115	2,094	6,344	6,463
Gains on sales of properties, including non-consolidated entities	(16,122)	(20,886)	(104,767)	(42,433)
FFO available to common shareholders and unitholders - basic	38,668	69,741	151,065	168,481
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	37	46	170	118
FFO available to all equityholders and unitholders - diluted	40,278	71,360	155,953	173,317
Transaction costs	64	1	205	81
Debt satisfaction gains (losses), net, including non-consolidated entities	13,222	(17,522)	13,222	(18,894)
Adjusted Company FFO available to all equityholders and unitholders - diluted	53,564	53,839	169,380	154,504

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(3,196)	(3,995)	(8,146)	(10,224)
Lease incentives	192	214	605	732
Amortization of above/below market leases	(314)	(435)	(1,211)	(1,110)
Lease termination payments, net	(662)	(211)	881	70
Non-cash interest, net	110	293	351	1,081
Non-cash charges, net	1,766	1,663	5,341	4,984
Second generation tenant improvements	(3,443)	(2,332)	(4,178)	(9,453)
Second generation lease costs	(2,287)	(550)	(5,341)	(4,969)
Joint venture and noncontrolling interest adjustment	(54)	(146)	(181)	(330)
Company Funds Available for Distribution	$45,676	$48,340	$157,501	$135,285

Per Common Share and Unit Amounts
Basic:
FFO	$0.14	$0.25	$0.54	$0.63

Diluted:
FFO	$0.14	$0.25	$0.55	$0.63
Adjusted Company FFO	$0.19	$0.19	$0.59	$0.57

Basic:
Weighted-average common shares outstanding - basic EPS	278,124,204	274,696,046	276,379,718	264,211,668
Operating partnership units(1)	1,161,757	3,060,436	2,263,105	3,100,309
Weighted-average common shares outstanding - basic FFO	279,285,961	277,756,482	278,642,823	267,311,977

Diluted:
Weighted-average common shares outstanding - diluted EPS	282,048,458	276,022,762	278,581,849	265,446,221
Operating partnership units(1)	1,161,757	3,060,436	2,263,105	3,100,309
Unvested share-based payment awards	53,320	19,261	35,645	19,813
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	287,974,105	283,813,029	285,591,169	273,276,913

(1)       Includes all OP units other than OP units held by us.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2021 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2021
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.52	$0.55
Depreciation and amortization	0.65	0.65
Impact of capital transactions	(0.42)	(0.42)
Estimated Adjusted Company FFO per diluted common share	$0.75	$0.78

(1)       Assumes all convertible securities are dilutive.